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                                   FORM 8-K/A

                          AMENDMENT TO CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                METALLURG, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                   DELAWARE                                      13-1661467
         (STATE OR OTHER JURISDICTION                          (IRS EMPLOYER
              OF INCORPORATION)                            IDENTIFICATION NUMBER)
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                               6 EAST 43RD STREET
                            NEW YORK, NEW YORK 10017
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (212) 835-0200

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ITEM 1.  PROPOSED CHANGE OF CONTROL OF REGISTRANT.

     On June 15, 1998, Metallurg, Inc. ("Metallurg"), Metallurg Holdings, Inc. ("Metallurg Holdings") and Metallurg Acquisition Corp. ("Metallurg Acquisition") entered into a merger agreement (the "Merger Agreement") pursuant to which Metallurg Acquisition will merge with and into Metallurg, with Metallurg being the Surviving Corporation of the merger (the "Merger"). Upon consummation of the Merger, each share of Metallurg's outstanding common stock will be converted into the right to receive $30.00 in cash, subject to the terms of the Merger Agreement. Upon consummation of the Merger, Metallurg Holdings will own 100% of the outstanding common stock of Metallurg. Metallurg Holdings is owned by a group led by Safeguard International Fund, L.P. ("Safeguard International"). Safeguard International is an international private equity fund with current committed capital in excess of $250 million, which includes coinvestment commitments of up to $45 million. Safeguard International invests primarily in equity securities of companies in process industries -- industries which convert raw or semi-finished materials into products for use by other businesses. With a presence in both the United States and Europe and investment professionals that have substantial management experience in process industries, Safeguard International has a strong international operating orientation and concentrates on situations where it believes that it can create value by drawing upon the experience of its investment team.

     The obligations of Metallurg and Metallurg Holdings to consummate the Merger are subject to various conditions, including, without limitation, the following: obtaining the requisite approval of Metallurg's stockholders; the receipt of certain consents from Metallurg's lenders; and the absence of any injunction or other legal restraint or prohibition preventing the Merger. Metallurg Holdings' obligations are further subject to no material adverse change relating to Metallurg and its subsidiaries having occurred and being continuing; receipt of the favorable opinion of Deloitte & Touche LLP to the effect that the Merger will be recorded by Metallurg as a recapitalization for financial reporting purposes; and the receipt of the requisite consents from holders of Metallurg's 11% Senior Notes due 2007 to a one-time waiver of Metallurg's obligation to make a change of control offer following the Merger in accordance with the Indenture for the Notes and to certain other amendments to the Indenture to reflect the beneficial ownership of Metallurg following Merger.

     Metallurg can give no assurance that the conditions to the Merger will be satisfied or that the Merger will ever be consummated. In addition, subject to the provisions of Delaware law, the Merger Agreement may be amended by the parties.

     As of June 4, 1998, Metallurg had 4,956,406 shares of common stock outstanding. Directors and executive officers of Metallurg beneficially owned 3,085,415 shares of common stock and options to purchase 130,000 shares of common stock of Metallurg as of that date. In addition, pursuant to existing employment agreements between Metallurg and Michael A. Standen, J. Richard Budd, Michael A. Banks, Barry C. Nuss and Eric L. Schondorf, each of these individuals will, in certain circumstances, be entitled to payments of $1.2 million, $474,300, $321,300, $321,300 and $313,650, respectively, if their employment is terminated by them or by the Surviving Corporation in accordance with the terms of their respective employment agreements following the Merger. See Metallurg's Annual Report on Form 10-K for the year ended January 31, 1998 which has been filed with the Securities and Exchange Commission for a discussion of these employment agreements and of certain other benefits to which these employees may become entitled in the event of their termination.

     The Merger Agreement provides that immediately following the Merger, the officers of Metallurg immediately prior to the Merger will be the officers of Metallurg immediately following the Merger, and that the directors of Metallurg will be the following persons: Heinz C. Schimmelbusch, Arthur R. Spector and Michael A. Standen. Information with regard to Mr. Standen can be found in Metallurg's Annual Report on Form 10-K for the year ended January 31, 1998 which has been filed with the Securities and Exchange Commission. Information with regard to Messrs. Schimmelbusch and Spector is set forth below:

     Heinz C. Schimmelbusch. Mr. Schimmelbusch is a Managing Director of the general partner and of the management company of Safeguard International. He is also Chairman of the Board, President and the Chief Executive Officer of Allied Resource Corporation, a company he founded in 1994. Until 1994, Mr. Schimmelbusch was Chairman of the Management Board of Metalgesellschaft AG, Germany, a
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multibillion dollar multinational company in the process industries, and
Chairman of the Supervisory board of LURGI AG, Germany's leading process engineering firm; of Buderus AG, a leading manufacturer of commercial and residential heating equipment; of Dynamit Nobel AG, a leading manufacturer of explosives; and Norddeutsche Affinerie AG, Europe's largest copper producer. Mr. Schimmelbusch also served on the boards of several German and other foreign corporations and institutions, including Allianz Versicherungs AG, Munich; Philipp Holzmann AG, Frankfurt; Mobil Oil AG, Hamburg; Teck Corporation, Vancouver; and others. Mr. Schimmelbusch has been the founder and Chairman of a number of public companies in process industries, including: Inmet Corporation, Toronto (formerly Metall Mining Corporation); Methanex Corporation, Vancouver; and B.U.S. Umweltservice AG, Frankfurt. Mr. Schimmelbusch is a Director of Safeguard Scientifics, Inc., a position he has held since 1989, and of Arthur Treacher's Seafood Grill.

     Arthur R. Spector. Mr. Spector is a Managing Director of the general partner and of the management company of Safeguard International. From January 1997 to March 1998, Mr. Spector served as a managing director of TL Ventures LLC, a venture capital management company organized to manage day-to-day operations of TL Ventures III L.P. and TL Ventures III Offshore L.P. From January 1995 through December 1996, Mr. Spector served as Director of Acquisitions of Safeguard Scientifics, Inc. From July 1992 until May 1995, Mr. Spector served as Vice Chairman and Secretary of Casino & Credit Services, Inc. From October 1991 to December 1994, Mr. Spector was Chief Executive Officer and a director of Perpetual Capital Corporation, a merchant banking organization. Mr. Spector serves as Chairman of Neoware Systems, Inc., a manufacturer of thin-client computers; and as a director of USDATA Corporation, a company which produces factory and process automation software; and Bocucorp International, Inc., a document automation company.

     On June 19, 1998, Metallurg announced that it would promptly begin soliciting consents from the registered holders of its 11% Senior Notes due 2007 to make the "change of control" provisions of the Indenture for those Notes inapplicable to the Merger and to amend the definition of "Permitted Holders" to reflect the beneficial ownership of Metallurg following the Merger. See the press release filed as an exhibit to this report.

     On June 19, 1998, Metallurg also announced that Safeguard International had advised Metallurg that it plans to finance the Merger in part through an unregistered offering of senior discount notes due 2008 of Metallurg Holdings. See the press release filed as an exhibit to this report.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (c) Exhibits.

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   (2)     Merger Agreement dated June 15, 1998 between Metallurg,
           Metallurg Holdings and Metallurg Acquisition*.
  (99)(a)  Press Release of Metallurg, Inc. dated June 15, 1998*.
  (99)(b)  Press Release of Metallurg, Inc. dated June 19, 1998.
  (99)(c)  Press Release of Metallurg, Inc. dated June 19, 1998.
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* Filed with Current Report on Form 8-K, dated June 16, 1998.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          METALLURG, INC.

                                          By      /s/ ERIC L. SCHONDORF
                                            ------------------------------------
                                            Name: Eric L. Schondorf
Date: July 2, 1998

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